Exhibit 99.1

KNIGHT TRADING CONCLUDES SETTLEMENT WITH THE SEC AND NASD

Jersey City, New Jersey (December 16, 2004) Knight Trading Group, Inc. (Nasdaq: NITE) today announced that Knight Securities, L.P. (KSLP) has concluded its settlement with the U.S. Securities and Exchange Commission (SEC) and NASD. The settlement involves KSLP, an over-the-counter trading subsidiary renamed Knight Equity Markets, L.P., effective September 1, 2003. Knight Equity Markets, L.P. is a subsidiary of Knight Trading Group, Inc. (Knight).

As previously announced on July 7, 2004 when Knight disclosed that it had reached an agreement in principle with the staffs of the SEC and NASD, the settlement is related to certain institutional trade activity, conduct and supervision that occurred in 1999 through 2001. The findings concerning KSLP include violations of the antifraud provisions of the Securities Exchange Act of 1934 and associated rules and of SEC rules pertaining to supervision and books and records, and violations of NASD rules concerning supervision, the production of books and records, the use of trade modifiers and the filing of Form U5 notices concerning certain former employees. Under the terms of the settlement, Knight will disgorge approximately $41 million in institutional trading profits, and pay approximately $13 million in interest and $25 million in penalties. An independent distribution consultant will determine how the funds will be distributed, subject to the approval of the SEC.

Knight took a pre-tax charge of approximately $79 million in the second quarter, which ended June 30, 2004, relating to the settlement. Accordingly, the settlement will not have a material financial impact on the company’s fourth quarter results.

“Today’s final settlement is based on the agreement in principle we announced in early July,” said Thomas M. Joyce, Chief Executive Officer and President of Knight Trading Group. “We at Knight, including the management team that arrived after May 2002 and our employees, understand that we have a responsibility to our clients to provide superior trade execution services. We will continue to pursue our client-focused strategies to build Knight’s business platform and future prospects.”

The Company noted that the settlement was made in the form of administrative orders, in which KSLP neither admitted nor denied the findings.

The settlement resolves the matters for which KSLP received Wells Notices from the staffs of the SEC and NASD. Knight previously announced the receipt of the Wells Notices on March 4, 2004.

Knight is focused on meeting the needs of institutional and broker-dealer clients by providing comprehensive trade execution services in equities. A leading trade execution specialist, Knight offers capital commitment and access to a deep pool of liquidity across the depth and breadth of the equity market. Knight also operates an asset management business for institutions and high net worth individuals. To be a valued partner, Knight strives to provide superior client service and will continue to tailor its offering to meet the needs of its clients. More information about Knight can be obtained at www.knight.com.

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein; however, readers should carefully review reports or documents the Company files from time to time with the Securities and Exchange Commission.

CONTACTS	Margaret Wyrwas Senior Managing Director, Corporate Communications & Investor Relations 201-557-6954 or mwyrwas@knighttrading.com

Kara Fitzsimmons Vice President, Corporate Communications 201-356-1523 or kfitzsimmons@knighttrading.com

Greta Morley Assistant Vice President, Marketing Communications & Public Relations 201-557-6948 or gmorley@knighttrading.com

Molly McDowell Analyst, Corporate Communications & Investor Relations 201-356-1723 or mmcdowell@knighttrading.com